UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2004

WOMEN FIRST HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26487 (Commission File Number)	13-3919601 (I.R.S. Employer Identification No.)

5355 Mira Sorrento Place, Suite 700
San Diego, CA 92121
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 509-1171

     This Current Report on Form 8-K is filed by Women First HealthCare, Inc., a Delaware corporation (“Women First” or the “Company”), in connection with the matters described herein.

Item 3. Bankruptcy or Receivership.

     On April 29, 2004, the Company filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware. The Company will continue to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Sections 1107(a) and 1108 of Chapter 11.

     Prior to the filing of the Petition, the Company entered into an Asset Purchase Agreement dated April 29, 2004 for the sale of Vaniqa® to SkinMedica, Inc. The agreement provides for the sale of all of the Company’s rights to the Company’s Vaniqa® (eflornithine hydrochloride) Cream product to SkinMedica for a gross purchase price equal to $25 million, subject to specified purchase price adjustments. Completion of the sale of the Vaniqa® assets is subject to, among other things, Bankruptcy Court approval and SkinMedica’s obtaining a satisfactory arrangement for supply of the Vaniqa® product.

     The Bankrupcty Court has scheduled a hearing on the Company’s motion to approve bidding procedures for the sale of the Vaniqa® product for May 18, 2004 and has scheduled a hearing for June 25, 2004 to approve the sale of the Vaniqa® product to SkinMedica or such other bidder approved by the Bankruptcy Court.

     The Company has reached an agreement, subject to Bankruptcy Court approval, for $3.0 million of debtor-in-possession financing to be provided by the holders of the Company’s senior secured notes. The Company intends to use this financing to fund its efforts to seek an orderly sale of all of the Company’s assets. The Company also has made an assignment for the benefit of creditors with respect to the Company’s As We Change mail order catalog and Internet retail subsidiary.

     The Company does not expect that there will be any value available for distribution to the stockholders of Women First.

     During the Chapter 11 proceedings, the Company expects that daily operations will continue, that employees will be paid, and that suppliers will be paid in the ordinary course of business for goods and services provided after the Petition date.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Petition and the motions, pleadings and papers on file with the Bankruptcy Court.

Item 5. Other Events and Required FD Disclosure

     The Company announced on April 30, 2004 that Edward F. Calesa resigned as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors. Dr. Nathan Kase also resigned from the Board. The Board appointed Richard Vincent, Chief Financial Officer, Randi Crawford, Vice President and Saundra Pelletier, Vice President, Pharmaceuticals, to fill vacancies on the Board, where they will serve with continuing Board member Patricia Nasshorn.

     The Company also announced that it received a notice of termination of the Supply Agreement dated June 25, 2002 between the Company and Bristol-Myers Squibb relating to supply of the Vaniqa® Cream product on the basis of the Company’s purported insolvency.

Item 7. Financial Statements and Exhibits.

   (c) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement for Vaniqa dated April 29, 2004 between Women First HealthCare, Inc. and SkinMedica, Inc.

     This Current Report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” Such forward-looking statements are subject to various risks, and Women First HealthCare, Inc. cautions you that any forward-looking information is not a guarantee of future performance. Women First disclaims any intent or obligation to update these forward-looking statements. Actual results could differ materially due to a number of factors, including but not limited to: (i) the Company’s ability to cause a Chapter 11 plan of reorganization to be filed with the Bankruptcy Court and timely and fully confirmed by the Bankruptcy Court, and its ability to successfully implement the plan; (ii) the Company’s ability to complete a sale of the Vaniqa® Cream product rights; (iii) the Company’s ability to continue as a going concern until it successfully liquidates all other assets; (iv) the Company’s ability to maintain compliance with covenants under its debtor-in-possession financing; (v) the Company’s ability to obtain Bankruptcy Court approval with respect to motions prosecuted by the Company in its Chapter 11 case from time to time; (vi) risks associated with third parties seeking and obtaining Bankruptcy Court approval for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; (vii) the Company’s ability to maintain contracts that are critical to the Company’s operations; and (viii) additional factors set forth in the Company’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2004	Women First HealthCare, Inc.

	By:	/s/ RICHARD VINCENT

Richard Vincent
Vice President, Chief Financial
Officer, Treasurer and Secretary

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